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                                                                    Exhibit 99.1




                                OBJECTSHARE, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             The undersigned hereby appoints Eugene Goda and Ed Merino jointly and severally as proxies, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of ObjectShare, Inc. (the "Company") to be held on _______, 2000, or at any adjournments or postponements thereof, as specified below, and to vote in the proxyholders' discretion on such other business as may properly come before the Meeting and any adjournments or postponements thereof.

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            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1.   Approval of Merger.  A proposal to approve and adopt the        |_|FOR     |_|AGAINST     |_|ABSTAIN
     Agreement and Plan of Merger, dated November 3, 1999
     (the "Merger Agreement"), by and among the Company,
     StarBase Corporation, a Delaware corporation ("StarBase"), and OBJS Acquisition Corp., a Delaware corporation
     and a wholly-owned subsidiary of StarBase ("Subsidiary"),
     and to approve StarBase's acquisition of the Company
     through the merger of the Company with and into
     Subsidiary, with Subsidiary being the surviving
     corporation and remaining a wholly-owned subsidiary
     of StarBase.

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         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

2.   Postponement or Adjournment of Special Meeting.                 |_|FOR     |_|AGAINST     |_|ABSTAIN
     A Proposal to approve the postponement or adjournment
     of the special meeting in order to solicit additional
     votes to approve the merger if the secretary of the
     special meeting determines that there are not enough
     votes to approve the merger.

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                                            Unless otherwise specified by the
                                            undersigned, this proxy will be
                                            voted in the manner directed above,
                                            but if no contrary direction is
                                            made, it will be voted FOR Proposal
                                            1 and FOR Proposal 2 above and by
                                            the proxyholders, in the
                                            proxyholders' discretion, as to any
                                            other matters properly transacted at
                                            the Special Meeting or any
                                            adjournments or postponements
                                            thereof. To vote in accordance with
                                            the Board of Directors'
                                            recommendation, just sign below; no
                                            box need be checked.

                                            Dated:
                                                  ----------------


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                                            Signature of Stockholder


                                            ------------------------------
                                            Printed Name of Stockholder


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                                            Title (if appropriate)

         Please sign exactly as your name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title.
When shares are in the names of more than one person, each should sign.

            CHECK HERE IF YOU PLAN TO ATTEND THE SPECIAL MEETING |_|